EXHIBIT 10G

                           REAL ESTATE PROMISSORY NOTE


   $1,680,000.00                                            April _____, 1996
                                                        Jacksonville, Florida
                                             (Date of Execution and Delivery)


   LENDER: First Union National Bank of Florida (hereinafter termed "LENDER"), 225 Water Street, Post Office Box 2080, Jackson-ville, Florida, 32231-0010

   BORROWER:   Trailer Bridge, Inc., a Delaware corporation authorized to transact business in Florida (hereinafter termed "BORROWER"), 9550 Regency Square Boulevard, Jacksonville, Florida, 322225

                    (No., Street or RFD, City, County, State, Zip Code)


               FOR VALUE RECEIVED: to wit, money loaned, the above named, the undersigned BORROWER(S) (hereinafter collectively termed "BORROWER"), jointly and severally (if more than one BORROWER), promise(s) to pay to the order of LENDER at its office in the above city, or wherever else LENDER may specify, the sum of One Million Six Hundred Eighty Thousand and No/100 Dollars ($1,680,000.00), with interest until paid.

   CONTRACT RATE OF INTEREST:

   A.          Definitions:

               1. "Banking Day" shall mean, with respect to Jacksonville, Florida or any other applicable city, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in that city.

               2.   "Interest Period" shall mean a period of one (1) month.

               3. "LIBOR Rate" shall mean a rate per annum which is equivalent to two percent (2%) per annum (200 basis points) above the applicable rate identified below as the "USDA-LIBOR-BBA Rate" or the "USD-LIBOR-Only Reference Banks Rate".

               4. "Reference Banks" shall mean four (4) major banks in the London Interbank Market.

               5. "Representative Amount", for the purpose of determining the USD-LIBOR-Reference Banks Rate, shall mean an amount that is representative for a single transaction in the relevant market at the relevant time.

               6. "Reset Date" shall mean the date upon which an adjustment is made by the Lender to the LIBOR Rate.

               7. "USD-LIBOR-BBA Rate" shall mean the rate for deposits in U.S. Dollars for a period of one (1) month which appears on the Telerate Page 3750 as of 11:00 a.m. London Time, on the day that is two (2) London Banking Days preceding the Reset Date. If such rate does not appear on the Telerate Page 3750, the rate for that Reset Date shall be determined by reference to the "USD-LIBOR-Reference Banks Rate".

               8. "USD-LIBOR-Reference Banks Rate" shall mean a rate that is determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m. London Time on the day that is two (2) London Banking Days preceding the Reset Date to major banks in the London Interbank Market for a period of one (1) month commencing on that Reset Date and in a Representative Amount. The Lender or its agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for the Reset Date will be arithmetical mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that Reset Date will be the arithmetical mean of the rates quoted by major banks in New York City, selected by the Lender or its agent, at approximately 11:00 a.m. New York City time on that Reset Date for loans in U.S. Dollars to leading European banks for a period of one (1) month commencing on that Reset Date and in a Representative Amount.

   B.          Interest Rate.

               The principal balance of this Note outstanding from time to time shall bear interest at a rate which shall always be equal to the LIBOR Rate. The rate of interest shall be adjusted on each Reset Date. If, for any reason, the LENDER determines that the LIBOR Rate is no longer available as a rate index for this Note, the remaining principal balance hereof shall, from and after the date such rate becomes unavailable, bear interest at the PRIME RATE (as hereinafter defined) plus one-half of one percent (.5%) (50 basis points) per annum.

   TERMS OF PAYMENT:

   A. Interest accrued at the rate aforesaid shall be payable on the eighteenth day of each month commencing May 18, 1996 (or the next Banking Day), thereafter until maturity.

   B. Commencing November 18, 2006, and continuing on the eighteenth day (or the next Banking Day thereafter) of each month thereafter until and including the payment due October 18, 2006, the principal balance of this Note shall be payable in consecutive monthly installments, each in an amount sufficient to reduce the principal balance by the amount designated "Notional Reduction" in the far right-hand column opposite the date of such payment as shown on Attachment I attached hereto and by this reference incorporated herein.

   C. Unless sooner paid, the entire remaining principal balance of this Note, plus accrued interest, shall be due and payable, in full, on October 18, 2006.


               BORROWER hereby further covenants, warrants and agrees as follows:

               Late Payment; Default Rate. The BORROWER agrees to pay a late charge equal to five percent (5%) of each payment of principal and/or interest which is not paid within ten (10) days of the date on which it is due. At LENDER'S option, the contract rate shall become the highest rate allowed by the law of the state of LENDER'S office as set forth herein, commencing with and continuing for so long as the loan or any portion thereof is in default (as hereinafter defined).

               Prepayment. This Note may be prepaid in full or in part without penalty or premium, provided that: (i) partial prepayment shall not interrupt or defer the installment payments due hereunder; (ii) any such prepayment (including a prepayment required under the section entitled "Disbursement for Construction of Improvements" on page 6 of this
   Note) shall, at the option of the LENDER, be accompanied by a corresponding buy-down under the SWAP Agreement (hereinafter defined) of an amount equivalent to the amount of such prepayment; and
   (iii)notwithstanding prepayment of this Note in full, nevertheless, the Mortgage shall continue to serve as collateral for the SWAP Agreement and all sums which may become due the LENDER thereunder under the expiration thereof or, if sooner terminated, the payment of all sums due by reason of such termination.

               Costs of Collection. Upon BORROWER'S default and where LENDER deems it necessary or proper to employ an attorney to enforce collection of any unpaid balance or to otherwise protect its interest hereunder; then BORROWER agrees to pay LENDER'S reasonable attorney's fee (including appellate costs, if any) and collection costs. Liability for reasonable attorney's fees and costs shall exist whether or not any suit or proceeding is commenced.

               Definition of Prime Rate and Computation Formulae. Interest is computed on the basis of a 360-day year for the actual number of days in the interest period (Actual/360 Computation). If the interest provision contained herein refers to "LENDER'S PRIME RATE", the LENDER'S PRIME RATE shall be that rate announced by LENDER from time to time as its "prime rate" and is one of several interest rate bases used by the LENDER. The LENDER lends at rates both above and below LENDER'S PRIME RATE, and BORROWER acknowledges that LENDER'S PRIME RATE is not represented or intended to be the lowest or most favorable rate of interest offered by LENDER. LENDER'S Actual/360 or 365/360 computation determines the annual effective interest yield taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of such computation produces an annualized effective interest rate exceeding that of the nominal rate.

               All payments received during normal banking hours after 2:00 P.M. shall be deemed received at the opening of the next banking day. At LENDER'S option, any repayments of this Note, other than by U.S. currency, will not be credited to the outstanding loan balance of this Note until LENDER receives collected funds.

               If the scheduled payment amount is insufficient to pay accrued interest, BORROWER shall make an additional payment of the amount of the accrued interest in excess of the scheduled payment.

               Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on this Note should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied as a credit against the unpaid balance due hereunder.

               Collateral. Payment of this Note and all obligations of the undersigned BORROWER (hereunder "OBLIGATIONS") to LENDER, its successors and assigns, is secured, inter alia, (and includes the terms and obligations set forth therein) by a valid, subsisting mortgage (the "Mortgage") of even date herewith, executed and delivered by BORROWER to the LENDER, recorded or to be recorded in the county in which the real property described in the Mortgage (the "Property") is located, and is entitled to the benefits and protections thereof. If this Note is issued pursuant to a loan agreement between the LENDER and the BORROWER (the "Loan Agreement"), which term shall include any construction loan agreement or development loan agreement), the disbursement of the proceeds of the Note is subject to the additional terms and conditions thereof.

               SWAP Agreement. The BORROWER and LENDER have entered into that certain ISDA Master Agreement (with accompanying schedules and confirmations) dated effective April 15, 1996 (the "SWAP Agreement"), contemplating an exchange of interest rate payments based on a notional amount equal to the principal balance of this Note. All payments of interest and principal due under this Note are intended to coincide with interest payments due with reductions of the notional principal amount as contemplated in the SWAP Agreement. Should the SWAP Agreement be terminated for any reason prior to the scheduled expiration, resulting in an "Early Termination" and defined therein, the BORROWER shall pay to the LENDER any and all sums then due thereunder. Any sums due BORROWER from LENDER under the SWAP Agreement by reason of an "Early Termination" thereof shall be applied to the unpaid balance of this Note. Any sums due to LENDER from BORROWER by reason of any such "Early Termination" shall be secured by the Mortgage.

               Remedies; Non Waiver of Default. The remedies of LENDER as provided herein, in the Mortgage and any Loan Agreement, shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of LENDER and may be exercised as often as occasion therefor shall arise. No act of omission or commission of LENDER, including specifically any failure to exercise any right, remedy or recourse, shall be effective as a waiver thereof unless it is set forth in a written document executed by LENDER and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

               Waivers. BORROWER and all sureties, endorsers and guarantors of this Note hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Note, in enforcing any of the security rights of the LENDER or in proceeding against the Property; (b) agree to any substitution, exchange, addition or release of any of the Property or the addition or release of any party or person primarily or secondarily liable hereon; (c) agree that LENDER shall not be required first to institute any suit, or to exhaust its remedies against BORROWER or any other person or party to become liable hereunder or against the Property in order to enforce payment of this Note; (d) consent to any extension, modification, amendment, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgence with respect hereto without further notice, consent or consideration to any of the foregoing (except the express written release by LENDER of any such person), and shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note, the Mortgage and the Loan Agreement.

               Completion of Blanks. In the event any provision(s) of this instrument shall be left blank or incomplete, BORROWER hereby authorizes and empowers LENDER to supply and complete the necessary information as a ministerial task consistent with the understanding between the parties.

               Setoff. Upon the occurrence of any of the "Events of Default", as hereinafter defined, LENDER is herewith expressly authorized to exercise its right of set-off or bank lien as to any monies deposited in demand, checking, time, savings or other accounts of any nature maintained in and with LENDER by any BORROWER, or any endorser or guarantor of this note, without advance notice. Said right of set-off shall also be exercised and applicable where LENDER is indebted to any signer hereof by reason of any certificate of deposit, note or otherwise.

               Events of Default. BORROWER shall be in default under this AGREEMENT upon the happening of any of the following events, circumstances or conditions; namely:

                1. Default in the payment or performance of any of the OBLIGATIONS provided hereunder or in connection herewith or any other OBLIGATIONS of BORROWER or any affiliate (as defined in 11 U.S.C. 101(2), hereinafter "Affiliate") of BORROWER or any endorser, guarantor or surety for BORROWER to LENDER or any Affiliate of LENDER, howsoever created, primary or secondary, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to be become due, or of any other covenant, warranty or undertaking expressed herein, therein, or in any other document establishing said endorsement, guaranty or surety, or any other document executed by BORROWER in conjunction herewith;

                2. Any warranty, representation or statement made or furnished to LENDER by or on behalf of BORROWER, or any guarantor, endorser or surety for BORROWER in connection with the Note or to induce LENDER to make a loan to BORROWER which was false in any material respect when made or furnished or has become materially false, if such warranty of BORROWER or guarantor, endorser or surety for BORROWER was ongoing in nature; or

                3. Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver, custodian or trustee for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against BORROWER or any guarantor, endorser or surety for BORROWER; or

                4. BORROWER or any guarantor, endorser or surety for BORROWER shall allow the acquisition of substantially all of the business or assets of BORROWER or guarantor or surety for BORROWER or a material portion of such business assets if such a sale is outside BORROWER'S or guarantor's, endorser's or surety's ordinary course of business or more than fifty percent (50%) of the outstanding stock or voting power of BORROWER in a single transaction or a series of transactions, or acquire substantially all of the business or assets or more than fifty percent (50%) of the outstanding stock or voting power of any other entity, or enter into any transaction of merger or consolidation without prior written consent of LENDER; or

                5. Failure of a corporate BORROWER or guarantor, endorser or surety for said BORROWER to maintain its corporate existence in good standing; or

                6. Upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against BORROWER or any guarantor, endorser or surety, or upon the issuance of any writ of garnishment, judicial seizure of, or attachment against any property of, debts due or rights of BORROWER or any guarantor, endorser or surety, in excess of $250,000.00 which is not discharged or superseded within thirty (30) days of the date when issued or entered, to specifically include commencement of any action or proceeding to seize monies of BORROWER or any guarantor, endorser or surety on deposit in any bank account with LENDER; or

                7. The BORROWER or any guarantor, endorser or surety for said BORROWER shall be a debtor, either voluntary or involuntary, under (and as the term debtor is defined in) the Federal Bankruptcy Code or should the BORROWER be generally not paying BORROWER'S debts as such debts become due; or

                8. Failure of said BORROWER, guarantors, endorsers or sureties to furnish financial statements or other financial information reasonably requested by LENDER; or

                9. Loss, theft, substantial damage, destruction, sale or encumbrance to or of any collateral for this Note, or the assertion or making of any levy, seizure, mechanic's or materialman's lien or attachment thereof or thereon; or

               10. Should there occur any default in the performance of any continuing obligation of the BORROWER or any other obligated party under the Mortgage, the SWAP Agreement, any Loan Agreement, or any of them.

               Remedies on Default (Including Powers of Sale). Upon the occurrence of any of the foregoing events, circumstances or conditions of Default, all of the OBLIGATIONS evidenced herein and secured hereby shall at the option of the LENDER, immediately be due and payable without notice. Further, LENDER shall then have all the rights and remedies of a SECURED PARTY under the Uniform Commercial Code and the common law, as adopted by the state of LENDER'S office as set forth herein.

               In addition, and without limitation thereto, LENDER shall have the following specific rights and remedies:

                1. To exercise all remedies available to the LENDER under the Mortgage and any Loan Agreement.

                2. To enforce the provisions of this Note in any court of competent jurisdiction.

                3. To exercise its rights of set-off by applying any monies of BORROWER on deposit with LENDER toward payment of the OBLIGATIONS evidenced or referred to herein or secured hereby, without notice. If any process is issued or ordered to be served on LENDER, seeking to seize BORROWER'S rights and/or interest in any bank account maintained with LENDER, the balance in any said account shall immediately be deeded to have been and shall be set-off against any and all OBLIGATIONS of BORROWER to LENDER, as of the time of issuance of any such writ or process, whether or not BORROWER and/or LENDER shall then have been served therewith.

                4. To apply the proceeds realized from disposition of any collateral for this Note to satisfy the following terms, in the order here listed:

                    (a)  The expenses of taking, removing,
               maintaining, holding for sale, repairing or otherwise preparing for sale and selling of said collateral specifically including the LENDER'S reasonable attorney's fees (including appellate costs, if any) and both legal and collection expenses; next to

                    (b)  The expense of liquidating any liens,
               security interests, attachments or encumbrances upon the property encumbered by the Mortgage, whether inferior or superior to the security interest therein created; and finally to

                    (c) The unpaid principal and all accumulated interest hereunder and to any other debt owed to LENDER by the BORROWER.

   Any surplus, after the satisfaction of the foregoing items (a) through (c) shall be paid to BORROWER or to any other PARTY lawfully entitled thereto and known to this LENDER. Further, if proceeds realized from disposition of the any collateral for this Note shall fail to satisfy any of the foregoing items (a) through (c), BORROWER shall forthwith pay deficiency balance to LENDER. Nothing herein shall be deemed to require the LENDER to pursue any particular remedy available hereunder prior to the pursuit of any other remedy. Nothing herein shall be deemed to require the LENDER to seek recourse against any collateral for this Note prior to the exercise of any other remedy available to the LENDER hereunder.

               Disbursements for Construction of Improvements. It is contemplated that a portion of the credit evidenced by this Note in the approximate amount of $419,910.00 shall be used for payment of costs associated with the renovation and repair of certain improvements (the "Improvements") upon the Mortgaged Property. Such loan proceeds have been disbursed to the BORROWER prior to LENDER'S receipt and review of an acceptable construction contract and plans and specifications regarding construction of the Improvements. BORROWER shall submit to LENDER copies of the subject construction contract and plans and specifications for the Improvements for approval by the LENDER prior to commencement of construction. BORROWER shall advise to the extent that a sum equal to 75% of approved costs of Improvements, when added to 90% of the purchase price of the Mortgaged Property ($1,260,090.00) is less than the face amount of this Note ($1,680,000.00), BORROWER shall pay such deficiency to LENDER, on or before December 31, 1996. The failure of BORROWER to pay such deficiency shall constitute an event of default hereunder and shall entitle LENDER to exercise all rights and remedies under this Note and each and every loan document executed and delivered in connection therewith.


                        Additional Covenants of Borrower

               At all times during the term of the loan evidenced by this Note, and any renewals, modifications or extensions thereof, the BORROWER shall:

                1.  Banking Relationship.   Maintain a deposit banking
   account with LENDER.

                2. Financial Information. Furnish or cause to be furnished to LENDER the following:

                    (a)  Within ninety (90) days of the end of
               each fiscal year of the BORROWER and each guarantor, an annual audited financial statement, including a balance sheet and reconciliation of surplus, an income statement and statement of profit and loss, all prepared in accordance with generally accepted accounting principles, prepared by an independent certified public accountant of recognized standing selected by the BORROWER and each guarantor and approved by the LENDER and certified by the chief financial officer of the BORROWER and each guarantor as being true and accurate.

                    (b) Within thirty (30) days after the end of each of the first three quarterly accounting periods of the BORROWER'S fiscal year, a financial statement, including a balance sheet and reconciliation of surplus, an income statement and statement of profit of loss, for the period from the beginning of the then current fiscal year of the BORROWER to the end of such quarterly accounting period, all prepared in accordance with generally accepted accounting principles, certified by the chief financial officer of the BORROWER as being true and accurate.

                    (c)  Concurrently with the delivery of the
               annual and quarterly financial statements of the BORROWER to LENDER, a certificate showing the ratio of Total Liabilities to Tangible Net Worth (hereinafter defined), and the calculation thereof, certified by the chief financial officer of the BORROWER as being true and accurate.

                    (d)  BORROWER shall keep books and records
               reflecting its financial condition, including, but not limited to, the operation of the Property, all in accordance with generally accepted accounting principles. Lender shall have the right, from time to time, during normal business hours, to examine such books, records and accounts at the office of the BORROWER or other person or entity maintaining such books, records and accounts, and to make such copies of extracts thereof as requested by LENDER.

                3. Ratio of Total Liabilities to Tangible Net Worth. Maintain a ratio of Total Liabilities (excluding loans from affiliates) to Tangible Net Worth (including loans to affiliates) of not more than 1.5:1. For purposes of the foregoing, "Total Liabilities" shall mean all liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of the BORROWER, in accordance with generally accepted accounting principles applied on a consistent basis. For purposes of the foregoing, "Tangible Net Worth" shall mean the capital surplus of the BORROWER, excluding the aggregate book value of intangible assets, such as organization expense, goodwill, going-concern value, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, as determined in accordance with generally accepted accounting principles applied on a consistent basis.

                4. Loans from Affiliates. Not make any payments of any loans to BORROWER from any parent, subsidiary or other affiliated organization, unless BORROWER has sufficient cash flow to make such payments (as determined on a cash basis) after payment of all indebtedness then due under present and future contractual obligations to financial institutions (including, without limitation, LENDER).

                5. Loans and Advances. Not make loans or advances to any person or entity, except for business travel and expense advances incurred in the ordinary course of business, in an aggregate amount greater than $500,000.00.

                6. Dividends. Not declare or pay dividends, except if earned. In no event shall BORROWER declare or pay a dividend if there shall exist an event of default, or a condition which with the passing of time and/or notice would become an event of default under this Note, or any other loan document executed and delivered in connection therewith or pursuant thereto.

                7. Fiscal Year. Not change its fiscal year without the written consent of LENDER.

                8. Guaranties. Not guaranty or otherwise become responsible for obligations of any other persons or entities in an aggregate amount in excess of $100,000.00, except for (a) the endorsement of checks and drafts for collection in the ordinary course of BORROWER'S business and (b) guaranties in connection with the purchase of equipment used by the BORROWER and owned by an affiliate of BORROWER.

                9. Obligations for Money Borrowed. Not default on any material obligation of BORROWER when due, or in the payment or performance of any obligation of BORROWER to any other financial institution incurred for money borrowed.


                            Miscellaneous Provisions

               No waivers, amendments or modifications shall be valid unless in writing.

               All terms and expressions contained herein which are defined in Articles 1, 3, 4 or 9 of the Uniform Commercial Code of the state of LENDER'S office set forth herein shall have the same meaning herein as in said Articles of said Code.

               All rights of LENDER hereunder shall inure to the benefit of its successors and assigns; and all obligations of BORROWER shall bind his heirs, executors, administrators, successors and/or assigns.

               If more than one person has signed this Note, such parties are jointly and severally obligated hereunder. Further, use of the masculine pronoun herein shall include the feminine and neuter and also the plural.

               If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

               As used herein, the words, "BORROWER" and "LENDER" shall be deemed to include BORROWER and LENDER as defined herein and their respective heirs, personal representatives, successors and assigns.

               This Note is executed and delivered at the place of execution and shall be construed and enforced in accordance with the laws of the State of Florida.

               BORROWER warrants that BORROWER does not have either a "record" or reputation for violating laws of the United States or of any state relating to liquor (as referred to in 18 U.S.CA 3617, et seq.) or narcotics and/or any commercial crimes.

               WAIVER OF JURY TRIAL. BORROWER (BY EXECUTION HEREOF) AND LENDER (BY ACCEPTANCE OF THIS NOTE) EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREES, THAT:

                1. NEITHER BORROWER NOR LENDER, ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF ANY OF THE SAME SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS NOTE, ANY OTHER LOAN AGREEMENT OR ANY LOAN DOCUMENT EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO;

                2. NEITHER THE BORROWER NOR LENDER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED;

                3. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS;

                4. NEITHER THE BORROWER, NOR LENDER HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES; AND

                5. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS TRANSACTION.

               IN WITNESS WHEREOF, the BORROWER, on the day and year first written above, has caused this Note to be executed under seal by (i) if a corporation, partnership or other entity its duly authorized officer(s) or partner(s), as applicable, or (ii) if by individuals, hereunto setting their hands and seals.


                                           TRAILER BRIDGE, INC., a Delaware
                                           corporation authorized to transact
                                           business in Florida



                                           By:  /s/ Ralph W. Heim
                                            Ralph W. Heim, President